Exhibit 10.12.1

FIRST AMENDMENT TO NOTE AND WARRANT PURCHASE AGREEMENT

This First Amendment to Note and Warrant Purchase Agreement, made and entered into as of April 3, 2012 (“Amendment”), by and between LiveDeal, Inc., a Nevada corporation (the “Company”), and Isaac Capital Group LLC, a Delaware limited liability company (“Purchaser”).

RECITALS

WHEREAS, the Company and the Purchaser are parties to that certain Note and Warrant Purchase Agreement, made and entered into on April 3, 2012 (“Purchase Agreement”), which provides for the issuance and sale for cash by the Company from time to time of up to $2,000,000 in principal amount of its Senior Subordinated Convertible Notes (collectively, “Notes”) to the Purchaser;

WHEREAS, the Company and the Purchaser had intended that: (i) the Warrants (as defined in the Purchase Agreement) be issued upon conversion of the Notes, and (ii) the Conversion Price (as defined in the Notes) contain a price of $1.00 per share in calculating the Conversion Price;

WHEREAS, contrary to the intent of the parties, the Purchase Agreement incorrectly: (i) provides, in part, that the Warrants are to be issued at the closing of the issuance and sale of the Notes; and; (ii) fails to reflect that the Conversion Price is based upon a floor price of $1.00 per share in calculating the Conversion Price; and

WHEREAS, the parties desire to amend the Purchase Agreement as set forth herein to eliminate any ambiguities and correct the errors referenced above in these recitals, and to amend various anti-dilution provisions of the Notes and the Warrants.

AGREEMENT

NOW, THEREFORE, in consideration of the premises hereto, the mutual agreements, promises, covenants and conditions set forth in the Purchase Agreement and herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby expressly acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings ascribed to them in the Purchase Agreement.

2. Name and Heading.

2.1 The name of the Purchase Agreement, in the second line thereof immediately below the name of the Company, is hereby amended to be “Convertible Note Purchase Agreement”.

2.2 The heading of the Purchase Agreement is hereby amended by deleting the following text, located below the name of the Purchase Agreement and immediately above the date of the Purchase Agreement, therefrom: “and Warrants for the Purchase of Shares of Common Stock $.001 Par Value Per Share”.

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3. Amendments to Preamble.

3.1 The first paragraph of the preamble to the Purchase Agreement is hereby amended by deleting the following text therefrom: “, and Warrants (the “Warrants”) for the purchase of the outstanding Common Stock (defined below) of the Company on the terms and conditions set forth in each such Warrant”.

3.2 The second paragraph of the preamble to the Purchase Agreement is hereby amended by deleting the text “and Warrants” therefrom.

3.3 The preamble to the Purchase Agreement is hereby amended by adding the following new paragraph immediately after the paragraph defining the term “Common Stock” therein: ““Conversion Shares” shall mean Shares of Common Stock issued or issuable upon conversion of the Notes (but, for avoidance of doubt, shall not include Warrant Shares).”

3.4 The preamble to the Purchase Agreement is hereby amended by adding the following new paragraph immediately preceding the paragraph defining the term “Securities Act” therein: ““Securities” shall mean the Notes, the Conversion Shares and Warrants, and the Warrant Shares.”

3.5 The preamble to the Purchase Agreement is hereby amended by replacing the text “Warrants” shall have the meaning set forth in the Preamble” with the text “Warrants” shall mean the warrants, substantially in the form of Exhibit C hereto, issued or issuable upon conversion of the Notes”.

3.6 The ultimate sentence of the preamble to the Purchase Agreement is hereby amended by adding the text “, upon conversion of the Notes, ” immediately after the text “In connection with the issuance of the Notes and”.

4. Amendments to Section 1. Section 1.4 of the Purchase Agreement is hereby amended by deleting the text “and the Warrants to be issued to the Purchaser at such Closing” therefrom.

5. Amendments to Section 2. Section 2 of the Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following text: “Section 2. [ INTENTIONALLY OMITTED ]”.

6. Amendments to Section 3.

6.1 The first paragraph of Section 3 of the Purchase Agreement is hereby amended by deleting the text “and Warrants”, occurring immediately after the text “In order to induce the Purchaser to purchase the Notes”, therefrom.

6.2 Section 3.4(b) and Section 3.4(c) of the Purchase Agreement are each hereby amended by inserting the text “, upon the conversion thereof, “ immediately after the text “the Notes and” therein.

6.3 Section 3.5 of the Purchase Agreement is hereby amended by (a) deleting the text “and Warrants” therein, and (b) inserting the text “, and upon conversion of the Notes the Warrants will be, ” immediately preceding the text “duly and properly executed”.

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7. Amendments to Section 4.

7.1 Section 4.1 of the Purchase Agreement is hereby amended by deleting the text “and the Warrants” therefrom.

7.2 Section 4.1.1 and Section 4.1.2 of the Purchase Agreement are each hereby amended by deleting the text “and the Warrant” therefrom.

8. Amendments to Section 9. Section 9 of the Purchase Agreement is hereby amended by (a) replacing the text “Warrants”, wherever it occurs therein, with the text “other Securities”, and (b) inserting the text “and will not be” immediately preceding the text “registered under the Securities Act” therein.

9. Amendments to Section 12.

9.1 Section 12.6 of the Purchase Agreement is hereby amended by deleting the text “or the Warrants” therein.

9.2 Section 12.11 of the Purchase Agreement is hereby amended by deleting the text “shares of Common Stock” therein and replacing such text with the text “Securities”.

10. Amendments to Exhibit A. Exhibit A to the Purchase Agreement (the “Form of Note”) is hereby amended as follows:

10.1 The preamble of the Form of Note is hereby amended by inserting the text “as amended from time to time, ” immediately preceding the text “the “Note Purchase Agreement”).” therein.

10.2 Section 2.1 of the Form of Note is hereby amended by deleting it in its entirety and replacing it with the following text:

2.1 Right to Convert into Common Stock and Warrant; Conversion Price. Subject to Section 2.5 below, so long as any Principal due under this Note is outstanding, pursuant to Section 2.2 below, Purchaser may elect to convert, or the Company may cause the immediate conversion of, all or any portion of the Principal and accrued but unpaid interest into (a) that number of shares of the common stock of the Company (the “Common Stock”) as is obtained by dividing the dollar amount of the Principal and accrued but unpaid interest by the applicable Conversion Price per share of Common Stock (the “Conversion Shares”), and (b) a Warrant exercisable for a period of five years, commencing on the Conversion Date (as defined below), for a number of shares of Common Stock equal to the number of Conversion Shares issuable upon conversion pursuant to clause (a) next preceding at an initial exercise price equal to 120% of the Conversion Price then in effect. Subject to adjustment as provided in Section 2.3 hereof, the “Conversion Price” shall be an amount equal to 60% of the lesser of :(i) the closing bid price on the First Closing Date; or (ii) the 10-day volume weighted average closing bid price for the Company’s common stock, in each case as listed on NASDAQ for the 10 business days immediately preceding the date of the notice of conversion “ Average Price”; provided, however, in no event shall the Average Price per share be less than $1.00. For example, if the Average Price is $0.50 per share, then for purposes of calculating the Conversion Price, then the Average Price per share would be $1.00 per share instead of $0.50 per share.

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10.3 Section 2.3(d) of the Form of Note is hereby amended by deleting it in its entirety.

11. Amendments to Exhibit C. Exhibit C to the Purchase Agreement (the “Form of Warrant”) is hereby amended as follows:

11.1 Section 1 of the Form of Warrant is hereby amended by inserting the text “as amended from time to time, ” immediately preceding the text “the “Purchase Agreement”),” therein.

11.2 Section 11(b) of the Form of Warrant is hereby amended by deleting it in its entirety and replacing it with the following text: “(b) [ INTENTIONALLY OMITTED ]”.

11.3 Section 11(c) of the Form of Warrant is hereby amended by deleting it in its entirety and replacing it with the following text: “(c) [ INTENTIONALLY OMITTED ]”.

11.4 Section 11(d) of the Form of Warrant is hereby amended by deleting the text “(which shall be subject to Section 11(b)) or Section 11(c), as applicable), ” therefrom.

11.5 Section 11(f)(i) of the Form of Warrant is hereby amended by deleting it in its entirety and replacing it with the following text: “(i) [ INTENTIONALLY OMITTED ]”.

11.6 Section 11(f)(ii) of the Form of Warrant is hereby amended by deleting it in its entirety and replacing it with the following text: “(ii) [ INTENTIONALLY OMITTED ]”.

12. Effectiveness; Effect on Purchase Agreement. This Amendment shall be effective upon the execution and delivery of this Amendment by the Company and the Purchaser. Upon the effectiveness hereof, the Purchase Agreement shall be amended in accordance herewith, this Amendment shall be incorporated into, and become a part of, the Purchase Agreement for all purposes, and the parties hereto shall be bound by the Purchase Agreement as so amended. If there is any conflict between the provisions of the Purchase Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail. Except as expressly set forth in or contemplated by this Amendment, the terms and conditions of the Purchase Agreement shall remain in full force and effect in accordance with the terms and conditions thereof.

13. Entire Agreement. The Purchase Agreement, as amended by this Amendment, contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or written, previously entered into by them with respect thereto. The Purchaser represents that, in executing this Amendment, he does not rely, and has not relied, on any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Amendment or otherwise.

14. Counterparts; Facsimile Execution. This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original but all of which together shall constitute but one and the same instrument. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

15. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Arizona, without regard to its conflicts of laws principles.

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16. Headings. All descriptive headings of sections and paragraphs in this Amendment are intended solely for convenience, and no provision of this Amendment is to be construed by reference to the heading of any section or paragraph.

IN WITNESS WHEREOF, this Amendment has been duly executed by or on behalf of the parties hereto as of the date first written above.

“Company”	LIVEDEAL, INC., a Nevada corporation By: /s/Tony Isaac Name: Tony Isaac Title: Financial Planning and Strategist

“Purchaser”	ISAAC CAPITAL GROUP LLC, a Delaware limited liability company By: /s/ Jon Isaac Name: Jon Isaac Title: Managing Member

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